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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the inclusion of our report dated May 10, 2002 with respect to the financial statements and supplemental schedules of the Maxwell Technologies Inc. 401(k) Savings Plan, in this Annual Report (Form 11-K) for the year ended December 31, 2001.

/s/ Ernst & Young LLP
ERNST & YOUNG LLP

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  EXHIBIT 23.1